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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     AGREEMENT by and between FiberNet Telecom Group, Inc., a Delaware corporation, formerly known as FiberNet Holdco, Inc. (the "Company"), and Philip DiGennaro (the "Executive"), dated as of the 31st day of July, 2000.

     WHEREAS, the Company is acquiring Devnet, LLC ("Devnet"), and Executive is currently COO of Devnet and a significant shareholder of Devnet, who will receive consideration for his interests in Devnet in connection with the acquisition;

     WHEREAS, the Company has determined to secure the services of the Executive as President and CEO of Devnet following the acquisition, as provided for below, and the Executive desires to serve in such capacity.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

     1.  Employment Period.  Subject to consummation of the acquisition by the
         -----------------
Company of Devnet, the Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the effective date of the acquisition by the Company of Devnet, and ending on the first anniversary thereof (the "Employment Period").

     2.  Position and Duties.  (a) Upon consummation of the acquisition, the
         -------------------
Executive shall serve as President and Chief Executive Officer of Devnet which shall be a wholly owned subsidiary of the Company or such successor to the business of Devnet as the Company shall determine, reporting to the Chief Executive Officer of the Company, with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may be assigned to the Executive from time to time by the Company. In addition, the Company shall recommend that the Executive be nominated as a member of the Board of Directors of the Company and shall use its best efforts for so long as the Executive remains employed hereunder to have the Executive elected to the Board of Directors during the Employment Period.

          (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full business time and efforts to the business and affairs of Devnet and use his best efforts to carry out such responsibilities faithfully and efficiently. During the Employment Period, the Executive shall not be engaged in any other business activity without the prior written consent of the Company except for time spent in managing his personal, financial, legal affairs and the real estate business activities in which the Executive is currently engaged and such other activities with respect to properties currently owned as Executive shall reasonably undertake, in each case

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only if, and to the extent that, such activities do not interfere with the performance of the Executive's duties and responsibilities hereunder.

          (c) The Executive's services shall be performed at Devnet's Westport Connecticut headquarters subject to such business travel as may be required from time to time, or such other headquarters of Devnet in Connecticut as the Executive may determine, subject to Company approval.

     3.  Compensation.  (a) Base Salary.  During the Employment Period, the
         ------------       -----------
Executive shall receive a base salary (the "Annual Base Salary") at the annual rate of $200,000. The Annual Base Salary shall be payable in accordance with the Company's payroll practices as in effect from time to time (whether payable by the Company, Devnet or such other entity as the Company shall designate), subject to applicable taxes and withholding. During the Employment Period, the Annual Base Salary shall be reviewed for possible merit increases at least annually.

          (b) Annual Bonus.  For each calendar year or portion of a calendar
              ------------
year during the Employment Period, the Executive shall be eligible to earn an annual performance bonus (the "Annual Bonus") based on such performance goals and targets and in such amounts as the Company may in its sole discretion establish. Each Annual Bonus shall be paid in accordance with the terms of the management incentive program then applicable to the Executive.

          (c) Benefits.  During the Employment Period, the Executive and/or the
              --------
Executive's family, as the case may be, shall be provided with such employee benefits as are provided by the Company from time to time to its senior executives generally.

          (d) Expenses.  During the Employment Period, the Executive shall be
              --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement,

provided that the Executive complies with the policies, practices and procedures
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of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

          (f) Options.  The Executive shall be entitled to receive options on
              -------
300,000 shares (the "Options") of the Company's common stock, $.001 par value per share ("Common Stock") with an exercise price equal to the Fair Market Value
            ------------
of the Common Stock, pursuant to the terms of the Company's 1999 Stock Option Plan (the "Option Plan"), as of the date the Executive actually commences employment at the Company (the "Commencement Date") subject to the execution by the Company and the Executive of a stock option agreement in form satisfactory to the Company. The Options issued under this Section 3(f) shall vest equally over two years from the date hereof; with 50% of the Options vesting one year from the Commencement Date (provided that the Executive remains employed as of
                            -------- ----
such date) (the "First Option Tranche") and the remaining 50% vesting two years from the Commencement Date (provided that the Executive remains employed as of
                            -------- ----
such date to the extent his employment continues notwithstanding the termination of this Agreement) (the "Second Option

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Tranche"). The Options shall consist of qualified "Incentive Stock Options" to the maximum extent permitted by law, with the remainder consisting of non-qualified stock options.

          (g) If the Executive's employment is terminated pursuant to a termination for Cause or if the Executive resigns without Good Reason, all of the then unvested Options shall immediately be canceled and any vested and unexercised options shall expire immediately upon the Executive's termination or resignation. If the Executive is terminated by the Company without Cause, or resigns for Good Reason (as defined below), the Options shall be dealt with as provided for in Section 5 below. In any case, and notwithstanding any provision of this Agreement to the contrary, (i) the terms and conditions of any Incentive Stock Options shall be governed in full by the relevant provision of the Internal Revenue Code and related law and (ii) the terms of the other Options shall be governed by the relevant provisions of the Option Plan (including, without limitation, in the event of the Executive's termination of employment due to his death or Disability).

     4.  Termination of Employment.  (a) Death or Disability. The Executive's
         -------------------------       -------------------
employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall, to the full extent permitted by law, be entitled to terminate the Executive's employment because of the Executive's "Disability" (as herein defined) during the Employment Period. "Disability" means that the Executive has been unable, for a period of four months, or for a total of 120 days in any given period of twelve months, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury.

          (b) By the Company.  (i) The Company may terminate the Executive's
              --------------
employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, the term "Cause" shall be defined as: (A) disloyalty or dishonesty which results or is intended to result in personal enrichment to Executive at the expense of the Company and/or Devnet (including, without limitation, fraud, embezzlement or dishonesty or breach of business ethics); (B) acts of moral turpitude or illegal or unprofessional conduct which may adversely affect the reputation of the Company and/or Devnet and/or their relationship with their clients, investors, employees and/or shareholders; (C) fraudulent conduct in connection with the business or affairs of the Company and/or Devnet;
(D) the failure of the Executive to perform his duties and obligations pursuant to this Agreement; (E) conviction of a felony or crime involving moral turpitude (or entering into a plea of nolo contendere with respect to such crime); (F) gross misconduct; (G) failure to perform at the level associated with satisfactory senior executive performance as determined in good faith by the Company and/or Devnet; (H) any breach or intended breach by the Executive of the confidentiality provisions of Section 6 hereof; (I) any breach or intended breach by the executive of any Company and/or Devnet policies or procedures as in effect from time to time; (J) or failure by the Executive to provide 90 days advance written notice of resignation (other than in the case of Executive's resignation for Good reason); provided that in the case of subsections (D), (G),
                              -------- ----
(H) (but solely with respect to any intended breach) and/or (I) of this Section 4(b), the Company shall give written notice to the Executive at least fifteen days prior to such termination of the Company's intent to terminate, which notice shall set out in detail the ways in which Executive has failed to

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perform, and Executive shall have failed to cure such failure prior to the expiration of such fifteen day period.

               (c) By the Executive for Good Reason.  (i) For purposes of this
                   --------------------------------
Agreement, "Good Reason" means:


               A.  any change in the Executive's title to one of lesser status;

               B.  any failure by the Company to comply with any provision of
Section 3 of this Agreement, other than failures that are not taken in bad faith and are remedied by the Company within 20 business days after receipt of written notice thereof from the Executive; or

               C. any relocation of Devnet's headquarters outside of Connecticut, without Executive's consent.

               (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth the conduct of the Company that constitutes Good Reason. A termination of employment by the Executive for Good Reason shall be effective on the next business day following the date when the Notice of Termination for Good Reason is given.

          (d) Date of Termination.  The "Date of Termination" means the date of
              -------------------
the Executive's death, Disability, or the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, or the date on which the Company gives the Executive notice of a termination of employment without Cause or the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

     5.  Obligations of the Company upon Termination.  (a) Other Than for Cause,
         -------------------------------------------       ---------------------
Death or Disability; Good Reason. If, during the Employment Period, the Company
--------------------------------
terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall pay the amounts, continue the benefits described and take the action with respect to the Options, in each case as set forth subparagraph (i) below. The payments and other provisions provided pursuant to this Section 5(a) are intended as liquidated damages for the termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason and shall be the sole and exclusive remedy therefor; provided further
                                                            -------- -------
that as a condition precedent for such payments the Executive shall execute and deliver a general release (in the form attached hereto as Exhibit A) of all claims against the Company.

          (i) The amounts to be paid as described above are:

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          A.  The Executive's earned and accrued but unpaid cash compensation, in the form of a lump-sum payment, to be paid within 30 days after the Date of Termination, which shall equal the sum of (1) any portion of the Executive's Annual Base Salary earned through the Date of Termination that has not yet been paid, (2) any unpaid Annual Bonus that was earned by the Executive and declared due and owing by the Company; and (3) any accrued but unpaid vacation time (but without giving effect to any carry-over of unused time from prior years), in each case subject to applicable taxes and withholding (the amounts set forth in subclauses (1)-(3) constitute the "Accrued Obligation").

          B. A payment, payable in accordance with the Company's standard monthly payroll practices and subject to withholding and taxes, of an amount equal the Executive's Annual Base Salary, determined on a monthly basis, for a period equal to the lesser of (1) six months from the Date of Termination or (2) the remaining portion of the Employment Period.

          C. The benefits to be continued for up to six months from the Date of Termination are group medical benefits to the Executive and/or the Executive's family comparable to those provided to the Executive under this Agreement; provided, however, that during any period when the Executive is eligible to
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receive such benefits under another employer-provided plan, the benefits provided hereunder shall terminate.

          D. All the then unvested Options shall vest and Executive shall have 12 months from the Date of Termination (unless any applicable Option Plan provision shall require a shorter period) to exercise such options; provided that during such 12 month period the Executive otherwise complies with the
----
provisions of the Agreement applicable to his post-termination conduct.

          (b) Death or Disability.  If the Executive's employment is terminated
              -------------------
by reason of the Executive's death or Disability during the Employment Period, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump-sum payment (subject to applicable taxes and withholding) within 30 days after the Date of Termination, and the Company shall have no further obligations under this Agreement. In the event of the Executive's death, all of the unvested Options relating solely to the First Option Tranche shall vest and shall be governed by the terms of the Option Plan and relevant stock option agreement. In the event of the Executive's disability, the Options shall be governed by the terms of the Option Plan and relevant stock option agreements.

          (c) Cause; Other than for Good Reason.  If the Executive's employment
              ---------------------------------
is terminated by the Company for Cause during the Employment Period, or if the Executive terminates his employment during the Employment Period other than for Good Reason, the Company shall pay the Executive, in a lump-sum payment (subject to applicable taxes and withholding) within 30 days of the Date of Termination, any earned and unpaid Annual Base Salary through the Date of Termination, and any Options held by the Executive shall be

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immediately canceled as provided for in Section 3(g) hereof, and the Company shall have no further obligations under this Agreement.

     6.  Confidential Information; Noncompetition; Work Product.  The Executive
         ------------------------------------------------------
acknowledges that as a key shareholder, and senior executive of Devnet he is familiar with a range of confidential proprietary information regarding Devnet and that he is receiving consideration in connection with the sale of Devnet and the acquisition by the Company of the goodwill of the business. The Executive further acknowledges and agrees that his employment by the Company will, throughout the Employment Period bring him into close contact with the confidential affairs of the Company and Devnet, including information about customers, costs, profits, real estate, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company and its subsidiaries is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other entities that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

          (a) The Executive, at all times during the Employment Period and thereafter, shall hold in a fiduciary capacity for the benefit of the Company all secret, trade, proprietary or confidential information, knowledge or data relating to the Company or any of its affiliated companies (including Devnet) and shareholders, and their respective businesses, that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 6(a)) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. The Executive shall deliver promptly to the Company on termination of the Executive's employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company and which the Executive may then posses or have under the Executive's control. The Executive shall execute and deliver any confidentiality policy or agreement used by the Company for its senior executives and agrees that in the event of any conflicts, the provisions of either of this Agreement or any other agreement (as the case may be) which the Company, in its sole discretion, determines more fully protects the Company shall govern.

          (b) In consideration of (a) the Company agreeing to enter into this Agreement, and (b) consideration paid by the Company to Executive in connection the

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Company's acquisition of Devnet, the Executive acknowledges and agrees that during the "Noncompetition Period," the Executive shall not, without the prior written consent of the Board, engage in or become associated with a "Competitive Activity." For purposes of this Section 6: (i) the "Noncompetition Period" means the period commencing on the Commencement Date and ending on the twelve
(12) month anniversary of the date upon which Executive's employment with the Company is terminated for any reason; (ii) a "Competitive Activity" means (a) the business of Devnet as conducted as of the date of this Agreement and during the Employment Period, and (b) any business or other endeavor that engages in any geographic location primarily in the construction, installation, servicing or operation of in-building communications and/or transmission networks or, to the knowledge of the Executive, has definitive plans to engage in such conduct; and (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, investor, employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive's personal services, with any individual, partnership, corporation or other organization that is engaged directly or indirectly in a Competitive Activity (other than in connection with an equity investment in 5% or less of the common stock of a publicly traded company).

          (c) During the Noncompetition Period, the Executive shall not, on his or her own behalf or on behalf of any other person, firm or entity (x) directly or indirectly solicit, induce or attempt to solicit or induce any employee of the Company to terminate his or her employment with the Company, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity, (y) employ, or cause any business or entity with which Executive is affiliated to employ, any person who was a full-time executive employee of the Company at the Executive's Date of Termination or six months prior to such date or (z) directly or indirectly induce any business, entity or person with which the Company or any of its subsidiaries or affiliates has a business relationship to terminate or alter such business relationship.

          (d) In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 6, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

          (e) The Executive acknowledges that during the Employment Period, the Executive may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to the Executive by reason of the Executive's employment by the Company. The Executive acknowledges that all of the foregoing shall be owned by and belong exclusively to

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the Company and that the Executive shall have no personal interest therein, provided that they are either related in any manner to the business (commercial
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or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to the Executive for the possible interest or participation of the Company. The Executive shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of the Executive's inventorship or creation in any appropriate case. The Executive agrees that the Executive will not assert any rights to any Work Product or business opportunity as having been made or acquired by the Executive prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledge by the Company in writing prior to the date hereof.

          (f) The Executive acknowledges and agrees that the provisions of this
Section 6 are necessary to protect the business operations and affairs of the Company. The Executive understands that the restrictions set forth in this Agreement may limit his ability to earn a livelihood in a business similar that of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company to justify clearly such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a livelihood.

     7.  Successors.  (a) This Agreement is personal to the Executive and,
         ----------
without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and may be assigned by Company in connection with any sale, transfer or other disposition of all or substantially all of its business and assets.

     8.  Indemnification.  The Executive shall be entitled throughout the
         ---------------
Employment Period in the capacity as an officer or director of the Company or any of its subsidiaries, or as a member of any other governing body or any partnership or joint venture in which the Company has an equity interest (and after the term of employment, to the extent relating to any continued service as such officer, director or member) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date of execution hereof that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive.

     9.  Post-Termination Assistance.  For so long as the Executive is receiving
         ---------------------------
any payments pursuant to this Agreement, the Executive shall cooperate, at the reasonable request of the Company (i) in the transition of any matter for which the Executive had authority or

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responsibility during the Employment Period, or (ii) with respect to any other matter involving the Company for which the Executive may be of assistance.

     10.  Miscellaneous.  (a) This Agreement shall be governed by, and construed
          -------------
in accordance with, the laws of the State of New York, applicable to agreements made and to be performed entirely within such state. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive, to the Executive's address as maintained by the Company.

          If to the Company:
          FiberNet Telecom Group, Inc,
          570 Lexington Avenue, Third Floor
          New York, NY 109022
          Telephone: 212-405-6200
          Facsimile: 212-421-4920
          Attention: President

or to such other address as either party furnishes to the other in writing in accordance with this Section 10. Notices and communications shall be effective when actually received by the addressee.

          (c) The parties agree that absent the prior termination of the Executive's employment as provided hereunder, then upon the expiration of the Employment Period, the Executive (upon the mutual consent of the Company and the Executive) may continue to employed by the Company as an "at-will" employee. To the extent that the Executive remains an employee "at-will" following the expiration of Employment Term, then in the event that the Executive is subsequently terminated without cause (as determined pursuant to Section 4(b) hereof) prior to the second anniversary of the date of this Agreement, then the Second Option Tranche shall vest and Executive shall have 12 months from the Date of Termination (unless any applicable Option Plan provision shall require a shorter period) to exercise such options.

          (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law, and the invalid or unenforceable provision shall be deemed to have been redrafted as if in

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the original, so as to be valid and enforceable to the maximum extent permissible under applicable law.

          (e) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (f) The failure of the Executive or the Company to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (g) The Executive and the Company acknowledge that this Agreement represents the complete agreement between the parties and supersedes any other agreement between them concerning the subject matter hereof. This Agreement may not be modified except by express written agreement between the parties.

          (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

          (i) Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

          (j) The Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

          (k) Neither the Executive, his legal representative nor any beneficiary designated by the Executive shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company.

          (l) Each party (a) hereby irrevocably submits itself to and acknowledges and recognizes the jurisdiction of the courts of the State of New York in the Borough of Manhattan

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or in the United States District Court for the Southern District of New York
(which courts, together with all applicable appellant courts, for purposes of this Agreement, are the only "courts of competent jurisdiction"), for the purpose of any suit, action or other proceeding arising out of, under, or in connection with, relating to, or based upon this Agreement (b) agrees that any service of process in connection with any such suit, action or other proceeding may be made upon it by means of the United States mail or such other service as may be authorized by any such court, (c) agrees that the courts of competent jurisdiction shall be the sole and exclusive courts and forums for the purpose of any such suit, action or proceeding (d) waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of courts of competent jurisdiction, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (e) irrevocably waives any right to a trial before a jury. Each party agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other party.

          (m) Each of the parties has been represented by counsel (or has had the opportunity to be so represented) (Consultant has been advised by counsel to Devnet) in the negotiation and preparation of this Agreement. The parties agree that this Agreement is to be construed as jointly drafted. Accordingly, this Agreement will be construed according to the fair meaning of its language, and the rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

          (n) Notwithstanding the expiration, non-renewal or termination of this Agreement, the provisions of Sections (6), (9) and (10) of the Agreement shall continue in full force and effect and remain fully binding upon the parties to the extent provided for therein.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


_____________________________
Phillip DiGennaro

FiberNet Telecom Group, Inc.


By: __________________________

By:  Michael S. Liss
Title:  President

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                                   EXHIBIT A
                                   ---------

                                GENERAL RELEASE
                                ---------------


1.          General Release.  Philip DiGennaro ("DiGenarro") for himself and on
            ---------------
     behalf of his attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES FiberNet Telecom Group, Inc. ("FiberNet") and Devnet, LLC ("Devnet") (collectively FiberNet and Devnet shall be hereinafter referred to as the "Company"), its current and former parents subsidiaries, affiliates and related corporations, firms, associations, partnerships, and entities, their shareholders, successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives, and insurers of said corporations, firms, associations, partnerships, and entities, and their guardians, successors, assigns, heirs, executors, and administrators (hereinafter collectively referred to as the "Releasees"), from any and all claims (including, but not limited to, claims of or relating to accrued vacation pay, sick pay, bonus, commissions, equity or other stock plan or incentive compensation), complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including attorneys' fees and expenses) whatsoever, arising out of any acts or omissions, whether known or unknown or suspected or unsuspected, and whether connected with the employment of DiGennaro by the Company, or the termination thereof, including, but in no way limited to, claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S) 621, et seq., as amended, Title VII of the
                                     -- ---
     Civil Rights Act of 1964, as amended, the Civil Rights Act of 1966, the Civil Rights Act of 1991, the American with Disabilities Act, the Worker Adjustment and Retraining Notification Act, The Older Workers' Benefit Protection Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1967 (ERISA), as amended, or any other municipal, local, state, or federal law, common or statutory, whether arising in contract or tort or otherwise, which may have arisen, or which may arise, prior to, or at the time of, the execution of this Release; provided that the foregoing release shall not apply to (i)
              -------- ----
     payments the Company is obligated to make pursuant to that certain employment letter, dated as of May , 2000, between DiGennaro, and the Company, (ii) COBRA rights to which DiGennaro may be entitled, or (iii) DiGennaro's vested rights pursuant to any compensation or benefits plans of the Company.

2.          Covenant Not to Sue.  DiGennaro, for himself and on behalf of his
            -------------------
     attorneys, heirs, assigns, successors, executors and administrators, covenants that he has not sued and in the future shall not sue, or otherwise consent to participate in any action against, and shall not assist in the instigation, commencement, maintenance, or prosecution of

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     any action, suit, proceeding, or charge against, any of the Releasees based upon any of the claims released in paragraph 1 of this Release, nor shall DiGennaro testify, assist, or participate (except in response to subpoena or judicial order) in such action, suit, proceeding or charge, or claim entitlement to any relief, whether monetary or otherwise in connection therewith.

3.   Rights After Breach.  The Parties acknowledge and agree that in the event
     -------------------
     DiGennaro materially breaches any provision of this Release, (a) he will indemnify and hold the Company harmless from and against any and all resulting damages or loss incurred by the Company (including attorneys' fees and expenses) and (b) the Company shall be entitled to file counterclaims against DiGennaro in the event of his breach of the covenant not to sue (paragraph 2 hereof) and may recover from him any and all actual or consequential damages.

     EXECUTED in the State of ________________, County of ____________________
on this ___th day of ____________, 200_.


                              __________________________
                              Philip DiGennaro



                              FiberNet Telecom Group, Inc.


                              By:  ____________________________
                                    Michael S. Liss

                              Its:  President

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